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                                                                    EXHIBIT 99.1


[logo] WRIGHT                                      FOR RELEASE 3:00 P.M. CENTRAL
       MEDICAL                                              MONDAY, MAY 13, 2002
       GROUP                                           Contact: John K. Bakewell
Bringing Solutions to the Table.(TM)                              (901) 867-4527



             Wright Medical Group, Inc. Appoints Independent Auditor



ARLINGTON, TN - May 13, 2002 - Wright Medical Group, Inc. (NASDAQ: WMGI), today announced that its Board of Directors has appointed KPMG, LLP as the Company's independent auditor for 2002. The action was taken after a thorough evaluation process by the Company and its Audit Committee. Prior to the selection of KPMG, Arthur Andersen LLP had served as the Company's independent auditor.

F. Barry Bays, President and Chief Executive Officer commented, "We look forward to working with KPMG in their new role as our independent auditor. We certainly value the professional services we have received from Arthur Andersen over the years."

Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials. The Company has been in business for more than fifty years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.



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